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                                  EXHIBIT 7(7)

                             JOINT FILING AGREEMENT

         Fred W. Wagenhals and Lisa K. Wagenhals each hereby agrees that this Amendment No. 5 to Schedule 13D filed herewith and any amendments thereto relating to the acquisition of shares of Common Stock and other securities of Action Performance Companies, Inc. is filed jointly on behalf of such person.


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
Date:    October 24, 1999                   /s/Fred W. Wagenhals
                                            --------------------
                                            Fred W. Wagenhals


Date:    October 24, 1999                   /s/Lisa K. Wagenhals
                                            --------------------
                                            Lisa K. Wagenhals
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